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                                                                    EXHIBIT 11.1

                              SYNC RESEARCH, INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                                                 QUARTERS ENDED
                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------
NET LOSS PER COMMON SHARE:
Net loss....................................................................................  $  (6,179) $  (1,573)
Accretion of cumulative dividend and redemption value of mandatorily redeemable preferred
  stock.....................................................................................         --       (291)
                                                                                              ---------  ---------
Net loss attributable to common stockholders................................................  $  (6,179) $  (1,864)
                                                                                              ---------  ---------
                                                                                              ---------  ---------

Shares outstanding for computing net loss per share:
    Weighted average common and common equivalent shares outstanding used in calculating net
      loss per common share in accordance with generally accepted accounting principles.....     16,983     15,996
                                                                                              ---------  ---------
Net loss per common share...................................................................  $   (0.36) $   (0.12)
                                                                                              ---------  ---------
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